UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2007

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16441 (Commission File Number)	76-0470458 (IRS Employer Identification Number)

510 Bering Drive
Suite 600
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2007, Crown Castle International Corp. (“Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Allen & Company LLC and Banc of America Securities LLC, as representatives for the underwriters (collectively, “Underwriters”), and the selling stockholders named therein (“Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters an aggregate of 36,389,617 shares of the Company’s common stock in a registered public secondary offering (“Offering”) pursuant to the Company’s shelf registration statement (“Registration Statement”) on Form S-3 filed on February 5, 2007 (File No. 333-140452).  The Company is filing the Underwriting Agreement as Exhibit 10.1 to this report.  By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement.

ITEM 8.01 – OTHER EVENTS

On June 28, 2007, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1
Underwriting Agreement dated June 28, 2007, among Crown Castle International Corp., Morgan Stanley & Co. Incorporated, Allen & Company LLC and Banc of America LLC, as representatives for the underwriters, and Fortress Registered Investment Trust, FRIT Holdings LLC, FRIT PINN LLC, FIT GSL LLC, Fortress Pinnacle Investment Fund, GCP SPV 1, LLC, GCP SPV 2, LLC, Greenhill Capital Partners, LLC, Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, L.P., as selling shareholders

99.1	Press Release dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: June 29, 2007	By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Underwriting Agreement dated June 28, 2007, among Crown Castle International Corp., Morgan Stanley & Co. Incorporated, Allen & Company LLC and Banc of America LLC, as representatives for the underwriters, and Fortress Registered Investment Trust, FRIT Holdings LLC, FRIT PINN LLC, FIT GSL LLC, Fortress Pinnacle Investment Fund, GCP SPV 1, LLC, GCP SPV 2, LLC, Greenhill Capital Partners, LLC, Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P. and Whitecrest Partners, L.P., as selling shareholders

99.1	Press Release dated June 27, 2007